Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-255980

BLACKROCK HPS CREDIT STRATEGIES FUND

Supplement dated March 24, 2026 to the

Statement of Additional Information of BlackRock HPS Credit Strategies Fund,

dated December 1, 2025

This supplement amends certain information in the Statement of Additional Information (“SAI”) of BlackRock HPS Credit Strategies Fund (the “Fund”), dated December 1, 2025. Unless otherwise indicated, all other information included in the SAI that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the SAI.

Effective immediately, the following change is made to the Fund’s SAI:

The list following the last paragraph in the sub-section of the SAI entitled “Distribution of Fund Shares—Additional Payments to Dealers” is deleted in its entirety and replaced with the following:

Aretec Group, Inc. dba Cetera Holdings

Cetera Advisors LLC

Cetera Financial Specialists LLC

Cetera Investment Services LLC

Cetera Wealth Services LLC

Charles Schwab & Co., Inc.

Commonwealth Equity Services, LLC

Equitable Advisors, LLC

Equity Services Inc.

Fidelity Brokerage Services LLC

Fidelity Investments Institutional Operations Company LLC

J.P. Morgan Securities LLC

LPL Financial LLC

Morgan Stanley Smith Barney LLC

MSCS Financial Services Division of Broadridge Business Process Outsourcing, LLC

National Financial Services LLC

Pershing, LLC

Reliance Trust Company

Snyder Kearney LLC

TD Ameritrade, Inc.

UBS Financial Services, Inc.

Wells Fargo Clearing Services, LLC

Investors should retain this supplement for future reference.

SAI-CREDX-0326SUP